                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                            200.83 AND 240.24b-2
                                                           Agreement No. 99-0027

                                LICENSE AGREEMENT

        This Agreement is made effective the 23rd day of April, 1999, by and between Wisconsin Alumni Research Foundation (hereinafter called "WARF"), a nonstock, nonprofit Wisconsin corporation, and Geron Corporation (hereinafter called "Geron"), a corporation organized and existing under the laws of Delaware;

        WHEREAS, WARF owns certain inventions that are described in the "Licensed Patents" defined below;

        WHEREAS, WARF and Geron had previously entered into a license agreement, Agreement No. 95-0208 dated January 1, 1996, as amended on March 19, 1997 and March 1, 1998, (the "Previous License");

        WHEREAS, WARF and Geron desire to enter into this Agreement to clarify and refine the agreement between the parties; and

        WHEREAS, WARF and Geron agree that this Agreement shall supersede the Previous License in its entirety.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

        Section 1. Definitions.

        For the purpose of this Agreement, the Appendix A definitions shall apply.

        Section 2. Grant.

                A. License.

                        (i) WARF hereby grants to Geron an exclusive license, limited to the Licensed Field and the Licensed Territory, under the Licensed Patents to make, have made, develop, have developed, use, sell, offer for sale, and import Products.

                        (ii) WARF hereby grants to Geron an exclusive license, limited to the Licensed Field and the Licensed Territory, under the Licensed Patents to make, have made, develop, have developed, use, sell, offer for sale, and import Research Products.

                        (iii) WARF hereby grants to Geron a nonexclusive license, limited to the Licensed Territory, to use the Licensed Patents for internal research purposes. In the event that Geron identifies a research collaborator that Geron desires to obtain Materials for research purposes, Geron shall submit a written request to WARF asking that WARF arrange to transfer Materials to such research collaborator. WARF shall then enter into negotiations directly with such research collaborator using its standard Materials Transfer Agreement for the Materials and shall arrange for transfer of the Materials thereunder.

                B. Sublicenses.

                        (i) Geron may grant written sublicenses to third parties under the exclusive licenses granted herein. Any agreement granting a sublicense shall state that the sublicense is subject to the termination of this Agreement. Geron shall require that its sublicensee(s) comply with all requirements of this Agreement and Geron shall have the same responsibility for the activities of any sublicensee as if the activities were directly those of Geron.

                        (ii) In respect to sublicenses granted by Geron under this Section 2B, Geron shall pay to WARF an amount equal to what Geron would have been required to pay to WARF had Geron sold the amount of Products sold by such sublicensee. In addition, if Geron receives any fees, minimum royalties, or other payments in consideration for any rights granted under a sublicense, except for payments received by Geron upon achievement of the milestones set forth in Section 4E (provided that Geron makes payment to WARF upon achievement of such milestones pursuant to Section 4E), and such payments are not based directly upon the amount or value of Products sold by the sublicensee, then Geron shall pay WARF [...***...] percent ([...***...]%) of such payments in the manner specified in Section 4F. WARF recognizes that dollars received from sublicensees to fund research are not consideration for rights granted under the sublicense and as such research funds are not subject to sharing with WARF hereunder. However, Geron shall not receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement without the express prior written permission of WARF. Both parties agree to act in good faith when negotiating the consideration to be paid for sublicensing and when assessing whether such consideration is subject to sharing with WARF under this Section 2B(ii).

                C. First Option to Negotiate.

        WARF hereby grants Geron the first option to negotiate an exclusive license for addition of cell types to the Licensed Field. Geron may exercise its option under this Section 2C by providing WARF with written notice of its desire to add a cell type to the License Field including a Development Plan detailing Geron's plan and timeline for bringing Products to market incorporating the new cell type and by paying WARF an upfront license fee to be negotiated in good faith between the parties factoring in commercially reasonable terms given the advancement of cell therapy in therapeutics and diagnostics and the value added by Geron. The terms of the exclusive license, other than the upfront license fee, shall be identical to the terms set forth in this Agreement, unless otherwise negotiated and agreed to by the parties. If the parties fail to agree on an upfront license fee for an additional cell type, WARF agrees that it will not offer such cell type to any third party on terms more favorable as a whole to such licensee than were offered to Geron hereunder for a period of [...***...] ([...***...]) months from the date Geron first exercised its option to add a cell type to the Licensed Field. In the context of this Agreement, "terms more favorable as a whole" shall mean that the combination of the commercial terms, for example the license fee, royalty rate, milestones, minimum royalties, and other fees required as consideration for the rights granted under the license are not more favorable when taken together than the package offered to Geron. The option to add cell types shall expire on [...***...] unless extended for an additional period by written agreement on terms mutually agreeable to the parties.

                D. License to WARF.

        To the extent permitted by applicable law, Geron hereby grants WARF (and to the University of Wisconsin - Madison) a nonexclusive, royalty-free, paid-up research license under any and all inventions hereafter made or acquired by Geron to the extent any such inventions are Improvements. Such license

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TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
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                                  Page 2 of 17
shall be nontransferable as long as Geron remains an existing and solvent entity but may be transferable upon bankruptcy or dissolution of Geron other than in the event of the sale of substantially all of Geron's assets pursuant to Section
8. "Improvements" shall mean any modification of an invention described in Licensed Patents which, if unlicensed, would infringe one or more claims of the Licensed Patents. Geron shall provide WARF with a written, enabling disclosure of each such invention (such as a U.S. patent application), unambiguously identifying it as an invention governed by this paragraph, within six (6) months of filing a patent application thereon.

        Section 3. Development Plans and Reporting

        Geron must provide WARF with a broad development plan (see Appendix E) outlining its general plan and timeline for developing Products in the Licensed Field. In addition, Geron shall provide WARF with a specific development plan, acceptable to WARF, including key milestones dates for submission of IND or comparable filing to the United States Food and Drug Administration or its foreign equivalent, date of NDA approval or comparable approval, and the projected date of first commercial sale for Products related to each cell type in the Licensed Field. Geron shall provide the development plan to WARF upon execution of this Agreement. Furthermore, Geron agrees to and warrants that: it has, or will obtain, the expertise necessary to independently evaluate the inventions of the Licensed Patents; it will establish and actively and diligently pursue the development plan to the end that the inventions of the Licensed Patents will be utilized to provide Products for sale. Within one month following the end of each calendar quarter ending on March 31, June 30, September 30 and December 31 and until commercial sales of Products begin, Geron will supply WARF with a written Development Report showing Geron's progress toward bringing Products to market in the Licensed Field. All development activities and strategies and all aspects of Product design and decisions to market and the like are entirely at the discretion of Geron, and Geron shall rely entirely on its own expertise with respect thereto. WARF's review of Geron's development plan and Development Reports shall be considered confidential information subject to the obligations set forth in Section 19 hereto and shall be solely to verify the existence of Geron's commitment to development activity and to assure compliance with Geron's obligations to utilize the inventions of the Licensed Patents to make Products available for sale in the marketplace, as set forth above. WARF may within thirty (30) days of its request, review all documentation and records relating to Geron's development of the cell lines. Geron shall make such records available at a single United States location. Such review may be performed by any employee of WARF, or any agent designated by WARF. The parties recognize that the development plans are likely to change as Geron's research and development of Products advances; therefore, the parties agree to negotiate in good faith with regard to any revisions to the development plans submitted to WARF. Failure to meet key milestones for development of Products set forth in the development plan shall be subject to review by WARF and may result in termination of the license under Section 7D for any cell types Geron cannot demonstrate diligence and commitment to developing.

        Section 4. Consideration.

                A. License Fee.

        Geron agrees to pay to WARF a license fee comprised of $[...***...] cash; 100,000 options, granted pursuant to Geron's 1994 Stock Option Plan, a copy of which is attached hereto as Appendix F; provided that such options shall have an exercise period of ten years and that the strike price of said options shall be equal to the closing price of Geron stock as of the day prior to the effective date of this Agreement; and 20,000 shares of common stock within thirty (30) days after executing this Agreement as consideration for the exclusive rights granted in the Licensed Field hereunder. In the event that WARF is determined to be ineligible to participate in Geron's 1994 Stock Option Plan by a governmental agency or

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COMMISSION.

body, Geron agrees to replace such options with Shares of Geron's common stock having the equivalent value of the options issued to WARF within thirty (30) days of such determination. The value of the options shall be as of the date of issuance to WARF hereunder using the Black-Scholes Model for valuation of such options.

                B. Extension of Patent Term.

        Geron and WARF hereby agree that they will make all necessary filings and provide all necessary documentation to allow WARF to apply for an extension of the patent term for each of the Licensed Patents pursuant to 37 CFR 1.710 et seq.

                C. Filing of Foreign Applications.

                        (i) Geron agrees to pay to WARF patent reimbursement to reimburse WARF for a portion of the costs associated with filing, prosecuting and maintaining the Licensed Patents. Geron has paid some patent reimbursement under the terms of the Previous License. However, Geron agrees to pay to WARF patent reimbursement of $[...***...] per United States patent application within thirty (30) days of adding a patent to Licensed Patents hereunder. In addition, Geron shall notify WARF of which countries outside the United States Geron desires foreign patent protection and Geron shall pay to WARF patent reimbursement of $[...***...] per PCT application and $[...***...] per patent application per country outside the United States upon nationalization from the PCT application. WARF reserves the right to file and maintain foreign patent applications in jurisdictions outside those requested by Geron at its own expense; however, for any jurisdiction in which WARF files patent applications without patent reimbursement from Geron, the exclusive license granted to Geron under this Agreement shall be converted into a nonexclusive license subject to all the terms of this Agreement.

                        (ii) WARF will prosecute all applications until WARF determines that continued prosecution is unlikely to result in the issuance of a patent in that country. WARF will timely provide copies of all patent communications with the US Patent Office or its foreign counterpart to Geron and allow Geron the opportunity to comment on the prosecution of the Licensed Patents and patent applications. However, if WARF decides to abandon prosecution of the application in a particular country, Geron shall be given notification that WARF is terminating prosecution in that country. If Geron desires to acquire rights in the application then WARF will cooperate with Geron as reasonably requested by Geron to facilitate acquisition of such rights.

                D. Royalty.

                        (i) Geron agrees to pay to WARF as "earned royalties" a royalty calculated as a percentage of the Selling Price of Products in accordance with the terms and conditions of this Agreement. The royalty is deemed earned as of the earlier of the date the Product is actually sold and paid for, the date an invoice is sent by Geron, or the date a Product is transferred to a third party for any promotional reasons. The royalty shall remain fixed while this Agreement is in effect at a rate of [...***...] percent ([...***...]%) of the Selling Price for Therapeutic Products and [...***...] percent ([...***...]%) of the Selling Price for Diagnostic Products and Research Products.

                        (ii) If Geron must make payments to one or more third parties during any calendar year to obtain a license or similar right in the absence of which Geron could not legally make, use or sell the Products or Research Products, then Geron may deduct [...***...] percent ([...***...]%) of such third party payments from royalties payable to WARF with respect to that calendar year, provided that such deduction

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                                  Page 4 of 17
does not exceed [...***...] percent ([...***...]%) of the royalties payable to WARF under this Agreement during such calendar year.

                E. Minimum Royalty and Milestone Payment.

                        (i) Geron agrees to pay to WARF a minimum royalty per calendar year or part thereof during which this Agreement is in effect starting in calendar year 2003, against which any earned royalty paid for the same calendar year will be credited. The minimum royalty shall be $[...***...] in 2003, $[...***...] in 2004, $[...***...] in 2005 and in each calendar year thereafter. The minimum royalty payment for a given year shall be due at the time payments are due for the calendar quarter ending on December 31. It is understood that the minimum royalties will apply on a calendar year basis, and that sales of Products requiring the payment of earned royalties made during a prior or subsequent calendar year shall have no effect on the annual minimum royalty due WARF for any given calendar year.

                        (ii) Geron further agrees to pay to WARF milestone payments as outlined below within thirty (30) days from the specified event set forth below whether achieved by Geron or its sublicensee(s). These payments are not creditable against running royalties or other payments due hereunder.

EVENT                                                  CASH              OPTIONS                            SHARES
---------------------------------------------------    --------------    -------------------------------    ---------------------
IND or comparable regulatory filing for the first      $[...***...]      [...***...] options pursuant to    [...***...] shares of
Product developed from each cell type                                    the 1994 Stock Option Plan         Geron Common Stock
---------------------------------------------------    --------------    -------------------------------    ---------------------
NDA or comparable regulatory approval for the first    $[...***...]      [...***...] options pursuant to    [...***...] shares of
Product developed from each cell type                                    the 1994 Stock Option Plan         Geron Common Stock
---------------------------------------------------   --------------    -------------------------------     ---------------------

                F. Accounting; Payments.

                        (i) Amounts owing to WARF under Sections 2B and 4D shall be paid on a quarterly basis, with such amounts due and received by WARF on or before the forty-fifth (45th) day following the end of the calendar quarter ending on March 31, June 30, September 30 or December 31 in which such amounts were earned. The balance of any amounts which remain unpaid more than thirty
(30) days after they are due to WARF shall accrue interest until paid at the rate of the lesser of [...***...] percent ([...***...]%) per month or the maximum amount allowed under applicable law. However, in no event shall this interest provision be construed as a grant of permission for any payment delays.

                        (ii) Except as otherwise directed, all amounts owing to WARF under this Agreement shall be paid in U.S. dollars to WARF at the address provided in Section 16(a). All royalties owing with respect to Selling Prices stated in currencies other than U.S. dollars shall be converted at the rate shown in the Federal Reserve Noon Valuation - Value of Foreign Currencies on the day preceding the payment.

                        (iii) A full accounting showing how any amounts owing to WARF under Sections 2B and 4D have been calculated shall be submitted to WARF on the date of each such payment. Such accounting shall be on a per-country and product line, model or tradename basis and shall be summarized on the form shown in Appendix C of this Agreement. In the event no payment is owed to WARF, a statement setting forth that fact shall be supplied to WARF.

        Section 5. Certain Warranties of WARF.

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                                  Page 5 of 17

                A. WARF warrants that except as otherwise provided under Section 14 of this Agreement with respect to U.S. Government interests, it is the owner of the Licensed Patents or otherwise has the right to grant the licenses granted to Geron in this Agreement. However, nothing in this Agreement shall be construed as:

                        (i) a warranty or representation by WARF as to the validity or scope of any of Licensed Patents;

                        (ii) a warranty or representation that anything made, used, sold or otherwise disposed of under the license granted in this Agreement will or will not infringe patents of third parties; or

                        (iii) an obligation to furnish any know-how not provided in Licensed Patents or any services other than those specified in this Agreement.

                B. WARF MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY GERON OR ITS VENDEES OR OTHER TRANSFEREES OF PRODUCTS INCORPORATING OR MADE BY USE OF INVENTIONS LICENSED UNDER THIS AGREEMENT.

        Section 6. Recordkeeping.

                A. Beginning when the first of the Products is sold, Geron and its sublicensee(s) shall keep books and records sufficient to verify the accuracy and completeness of Geron's and its sublicensee(s)'s accounting referred to above, including without limitation inventory, purchase and invoice records relating to the Products or their manufacture. Such books and records shall be preserved for a period not less than six years after they are created during and after the term of this Agreement; however, WARF shall have the right to audit the most recent three (3) years of books and records. If a discrepancy of five percent (5%) or more of the royalties paid in any given year is found, WARF shall have the right to audit an additional three (3) years of books and records.

                B. Geron and its sublicensee(s) shall take all steps necessary so that WARF may within thirty (30) days of its request review and copy all the books and records at a single U.S. location to verify the accuracy of Geron's and its sublicensee(s)'s accounting. Such review may be performed no more than annually by any independent attorney or registered CPA designated by WARF, upon reasonable notice and during regular business hours.

                C. If a royalty payment deficiency is determined, Geron and its sublicensee(s) shall pay the royalty deficiency outstanding within thirty (30) days of receiving written notice thereof, plus interest on outstanding amounts as described in Section 4F(i).

                D. If a royalty payment deficiency for a calendar year exceeds five percent (5%) of the royalties paid for that year, then Geron or its sublicensee shall be responsible for paying WARF's out-of-pocket expenses incurred with respect to such review.

        Section 7. Term and Termination.

                A. The term of this license shall begin on the effective date of this Agreement and continue until the earlier of the date that no Licensed Patent remains an enforceable patent or the payment of earned royalties under
Section 4D, once begun, ceases for more than [...***...] ([...***...]) consecutive calendar quarters.

                B. Geron may terminate this Agreement at any time by giving at least ninety (90) days' written and unambiguous notice of such termination to WARF. Such a notice shall be accompanied by a statement of the reasons for termination.

                C. If Geron at any time defaults in the timely payment of any monies due to WARF or the timely submission to WARF of any Development Report, fails to actively pursue the development plan, or commits any breach of any other covenant herein contained, and Geron fails to remedy any such breach or default within ninety (90) days after written notice thereof by WARF, WARF may, at its option, terminate this Agreement by giving notice of termination to Geron.

                D. WARF may terminate this Agreement with respect to any particular cell type for failure by Geron to meet milestones set forth in Geron's development plan with respect to such cell type. In such event, WARF shall provide Geron with notice of termination as a result of such default and Geron shall have ninety (90) days to cure such default or provide WARF with a revision acceptable to WARF of such development plan.

                E. Upon the termination of this Agreement, Geron shall remain obligated to provide an accounting for and to pay royalties earned up to the date of the termination and any minimum royalties shall be prorated as of the date of termination by the number of days elapsed in the applicable calendar year.

        Section 8. Assignability.

        This Agreement may not be transferred or assigned by Geron except to a company in which Geron owns at least fifty percent (50%) of the equity; upon sale or transfer of substantially all the assets of Geron or with the prior written consent of WARF.

        Section 9. Enforcement.

        WARF intends to protect the Licensed Patents against infringers or otherwise act to eliminate infringement, when, in WARF's sole judgment, such action may be reasonably necessary, proper, and justified. In the event that Geron believes there is infringement of any Licensed Patent under this Agreement which is to Geron's substantial detriment, Geron shall provide WARF with written notice that such infringement is occurring including reasonable evidence of the infringement. In the event that WARF does take action to abate the infringement, it shall do so at its own expense. Upon request by WARF, Geron shall take action, join in an action, and otherwise provide WARF with such assistance and information as may be useful to WARF in connection with WARF's taking such action (if the cause of action arose during the term of this Agreement and WARF reimburses Geron for Geron's reasonable out-of-pocket expenses upon recovery of damages as described in this Section 9). Geron shall provide WARF with assistance and shall have a right to review and comment on WARF's enforcement of the Licensed Patents in the Licensed Field including the right to review any proposed settlement of an infringement action prior to WARF's entering into such an agreement. Any recovery or damages for

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COMMISSION.

infringement derived through WARF taking such action shall be applied as follows: (a) first, to WARF to reimburse WARF for the expenses of the litigation, including reasonable attorneys' fees, (b) second, to Geron to reimburse Geron for its reasonable expenses in assisting with such litigation, including reasonable attorneys' fees, and (c) the balance of any recovery or damages, except enhanced damages, shall be divided [...***...] ([...***...])
to Geron and [...***...] ([...***...]) to WARF. If WARF does not take action to abate the infringement of the Licensed Patents within three (3) months of receiving the notice described above, Geron may either reduce the royalty owed on sales of Products under Section 3C in the country where the infringement is occurring by [...***...] percent ([...***...]%) until such infringement is abated or Geron may, with WARF's written consent, bring an action to enforce the Licensed Patents. If Geron receives notice that it is being made a party to a lawsuit and the Licensed Patents are implicated, then WARF shall take action within a reasonable period to allow Geron to defend its interests and the Licensed Patents. If Geron chooses to bring an action against the infringer of the Licensed Patents, it shall do so at its own expense. Any recovery or damages for infringement derived through Geron taking such action shall be applied as follows: (a) first, to Geron to reimburse Geron for the expenses of the litigation, including reasonable attorneys' fees, (b) second, to WARF to reimburse WARF for its reasonable expenses in assisting with such litigation, including reasonable attorneys' fees, and (c) the balance of any recovery or damages shall be divided [...***...] ([...***...]) to WARF and [...***...]
([...***...]) to Geron.

        Section 10. Contest of Validity.

        In the event Geron contests the validity of any Licensed Patent, Geron shall continue to pay royalties with respect to that patent as if such contest were not underway until the patent is adjudicated invalid or unenforceable by a court of last resort.

        Section 11. Patent Marking.

        Geron shall insure that it and its sublicensee(s) apply patent markings that meet all requirements of U.S. law, 35 U.S.C. 287, with respect to all Products subject to this Agreement.

        Section 12. Product Liability; Conduct of Business.

                A. Geron and its sublicensee(s) shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold WARF and the inventors of the Licensed Patents harmless against all claims and expenses, including legal expenses and reasonable attorneys fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever (other than patent infringement claims) resulting from the production, manufacture, sale, use, lease, consumption or advertisement of Products arising from any right or obligation of Geron or any sublicensee hereunder. Notwithstanding the above, WARF at all times reserves the right to retain counsel of its own to defend WARF's interests.

                B. Geron warrants that it now maintains and will continue to maintain liability insurance coverage appropriate to the risk involved in marketing the products subject to this Agreement and that such insurance coverage lists WARF and the inventors of the Licensed Patents as additional insureds. Within ninety (90) days after the execution of this Agreement and thereafter annually between January 1 and January 31 of each year, Geron will present evidence to WARF that the coverage is being maintained with WARF and its inventors listed as additional insureds. In addition, Geron shall provide WARF with at least 30 days prior written notice of any change in or cancellation of the insurance coverage.

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                                  Page 8 of 17

        Section 13. Use of Names.

        Geron and its sublicensee(s) shall not use WARF's name, the name of any inventor of inventions governed by this Agreement, or the name of the University of Wisconsin in sales promotion, advertising, or any other form of publicity without the prior written approval of the entity or person whose name is being used. Except that Geron may use the following statement:

        Geron has entered into a sponsored research agreement with the University of Wisconsin -Madison supporting the research of Dr. Thomson in the promising area of primate embryonic stem cells. Geron has executed a license agreement with WARF regarding the technology.

        Section 14. United States Government Interests.

        It is understood that if the United States Government (through any of its agencies or otherwise) has funded research, during the course of or under which any of the inventions of the Licensed Patents were conceived or made, the United States Government is entitled, as a right, under the provisions of 35 U.S.C. Section 200-212 and applicable regulations of Chapter 37 of the Code of Federal Regulations, to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced the invention of such Licensed Patents for governmental purposes. Any license granted to Geron in this Agreement shall be subject to such right. In the event there is assertion by the Government of such rights, Geron may be entitled to modification of the royalty and license fee provisions of the Agreement.

        Section 15. Miscellaneous.

        This Agreement shall be construed in accordance with the internal laws of the State of Wisconsin. If any provisions of this Agreement are or shall come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the parties or this Agreement, those provisions shall be deemed automatically deleted, if such deletion is allowed by relevant law, and the remaining terms and conditions of this Agreement shall remain in full force and effect. If such a deletion is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations. The parties hereto are independent contractors and not joint venturers or partners.

        Section 16. Notices.

        Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt.

        (a)      Wisconsin Alumni Research Foundation
                 Attn: Managing Director
                 614 Walnut Street
                 Madison, Wisconsin  53705

        (b)      Geron Corporation
                 Attn: Vice President of Corporate Development
                 200 Constitution Drive

                 Menlo Park, CA  94025

        Section 17. Integration.

        This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, except as provided for elsewhere in this Section 17, made prior to or at the signing hereof, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgement, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

        Section 18. Contract Formation and Authority.

        The persons signing on behalf of WARF and Geron hereby warrant and represent that they have authority to execute this Agreement on behalf of the party for whom they have signed.

        Section 19. Confidentiality.

        Both parties agree to hold the other party's confidential information in confidence using procedures at least as stringent as the receiving party uses to protect its own confidential information. The confidentiality of information exchanged between the parties shall be governed by the terms of the Confidential Disclosure Agreement No. 99-0051 between the parties dated February 19, 1999.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

   WISCONSIN ALUMNI RESEARCH FOUNDATION

By: /s/ Richard H. Leazer                      Date: 5/6, 1999
   ------------------------------------------
         Richard H. Leazer, Managing Director

   GERON CORPORATION

By: /s/ David L. Greenwood                     Date: 5/6, 1999
   ------------------------------------------

Name and Office:
                -------------------------------------------------

-----------------------------------------------------------------

Reviewed by WARF's General Counsel:

/s/  Elizabeth L.R. Donley
---------------------------
Elizabeth L.R. Donley, Esq.

        April 22, 1999

(WARF's attorney shall not be deemed a signatory to this Agreement.)

        WARF Ref: Thomson-P96014US

                                   APPENDIX A

        A. "Licensed Patents" shall refer to and mean those patents and patent applications listed on Appendix B attached hereto that are in countries in the Licensed Territory and any subsequent patent application owned by WARF, including divisionals, continuations, continuations-in-part, reissues, and reexaminations in a country in the Licensed Territory.

        B. "Products" shall refer to and mean Therapeutic Products and Diagnostic Products.

        C. "Therapeutic Products" shall refer to and mean products or services other than Diagnostic Products that (i) are used in the treatment of disease in humans, and (ii) employ, are in any way produced by the practice of, are identified using or arise out of any research involving the inventions claimed in the Licensed Patents or that would otherwise constitute infringement of any claims of the Licensed Patents.

        D. "Diagnostic Products" shall refer to and mean products or services that (i) are used in the diagnosis, prognosis, screening or detection of disease in humans, and (ii) employ, are in any way produced by the practice of, are identified using or arise out of any research involving the inventions claimed in the Licensed Patents or that would otherwise constitute infringement of any claims of the Licensed Patents.

        E. "Research Products" shall refer to and mean products or services that
(i) are used in research as research tools which would infringe the claims of patented technology owned by Geron or which Geron has a right or license to use other than the Licensed Patents, and (ii) which employ, are in any way produced by the practice of, are identified using or arise out of any research involving the inventions claimed in the Licensed Patents or that would otherwise constitute infringement of any claims of the Licensed Patents. Research Products specifically excludes the Materials.

        F. "Selling Price" shall mean, in the case of Products that are sold, the price to the end user of Products (regardless of uncollectible accounts) less any shipping costs, allowances because of returned Products, value added taxes (or comparable duties as required in each country) or sales taxes. For purposes of this Agreement, the term "price to the end user" shall mean the price paid to Geron for Product by its customer assuming an arm's length transaction. In the event that Geron sells Product to an affiliate, the price shall be deemed that amount that Geron would have received if it had sold Product to an unaffiliated third-party. The "Selling Price" for a Product that is transferred to a third party for promotional purposes without charge or at a discount which exceeds [...***...] percent ([...***...]%) of the annual total of Products sold shall be the average invoice price to the end user of that type of Product during the applicable calendar quarter. All taxes, assessments, or other charges of any kind which may be imposed on sales of Products by any government outside of the United States or any political subdivision of such government with respect to any amounts payable to WARF pursuant to this Agreement shall be paid by Geron.

        G. "Development Report" shall mean a written account of Geron's progress under the development plan having at least the information specified on Appendix D to this Agreement, and shall be sent to the address specified on Appendix D.

        H. "Materials" shall refer to and mean the primate, including human, embryonic stem cells claimed in the Licensed Patents.

--------

[...***...] = MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        I. "Licensed Field" shall be limited to (i) Research Products, (ii) Therapeutic Products and (iii) Diagnostic Products developed from and/or incorporating the Materials as precursors to the following cell types as well as the following cell* types: [...***...]

        J. "Licensed Territory" shall be worldwide.

--------

[...***...] = MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   APPENDIX B

                                LICENSED PATENTS

--------------------------------------------------------------------------------------------------------------------
          REFERENCE                                        PATENT              ISSUE              APPLICATION
           NUMBER                    COUNTRY               NUMBER               DATE             SERIAL NUMBER
--------------------------------------------------------------------------------------------------------------------

PRIMATE EMBRYONIC STEM CELLS (THOMSON)

--------------------------------------------------------------------------------------------------------------------
   [...***...]                 UNITED STATES                                                  [...***...]
--------------------------------------------------------------------------------------------------------------------


PRIMATE EMBRYONIC STEM CELLS (THOMSON)

--------------------------------------------------------------------------------------------------------------------
   P96014US                    UNITED STATES            5,843,780          12/01/98
--------------------------------------------------------------------------------------------------------------------

   [...***...]                 PCT                                                            [...***...]
--------------------------------------------------------------------------------------------------------------------

   [...***...]                 CANADA                                                         [...***...]
--------------------------------------------------------------------------------------------------------------------

   [...***...]                 EPO                                                            [...***...]
--------------------------------------------------------------------------------------------------------------------


PRIMATE EMBRYONIC STEM CELLS WITH [...***...] GENES (THOMSON)

--------------------------------------------------------------------------------------------------------------------
   [...***...]                 UNITED STATES                                                  [...***...]
--------------------------------------------------------------------------------------------------------------------

--------

[...***...] = MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   APPENDIX C

                               WARF ROYALTY REPORT

   AGREEMENT NO: ______________ INVENTOR: ______________ P#: P _________________

 PERIOD COVERED: From:     /   / 199           Through:     /   / 199
                      ________________________         _________________________
    PREPARED BY: ______________________________   DATE: ________________________
    APPROVED BY: ______________________________   DATE: ________________________

        If license covers several major product lines, please prepare a separate report for each line. Then combine all product lines into a summary report.

    REPORT TYPE: [ ] SINGLE PRODUCT LINE REPORT: _______________________________

                 [ ] MULTIPRODUCT SUMMARY REPORT. Page 1 of ______ Pages

                 [ ] PRODUCT LINE DETAIL.  Line: _________ Tradename: __________
                                           Page: _________

REPORT CURRENCY: [ ] U.S. DOLLARS    [ ] OTHER ________________________________

------------------- ----------------- ---------------- ----------------- ---------------- ----------------------------------
                         GROSS            * LESS:            NET             ROYALTY            PERIOD ROYALTY AMOUNT
     COUNTRY             SALES          ALLOWANCES          SALES             RATE           THIS YEAR         LAST YEAR
------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
U.S.A.
------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
Canada
------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
Europe:
------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------

------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------

------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------

------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------

------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------

------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------

------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
Japan
------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
Other:
------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------

------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------

------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------

------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------

------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
TOTAL:
------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------

Total Royalty: _______ Conversion Rate: ______ Royalty in U.S. Dollars: $_______

        The following royalty forecast is non-binding and for WARF's internal planning purposes only:

Royalty Forecast Under This Agreement: Next Quarter:____ Q2:____ Q3:____ Q4:____

        *On a separate page, please indicate the reasons for returns or other adjustments if significant.

         Also note any unusual occurrences that affected royalty amounts during this period.

         To assist WARF's forecasting, please comment on any significant expected trends in sales volume.

                                   APPENDIX D

                               DEVELOPMENT REPORT

A. Date development plan initiated and time period covered by this report.

B. Development Report (4-8 paragraphs).

     1. Activities completed since last report including the object and parameters of the development, when initiated, when completed and the results.

     2. Activities currently under investigation, i.e., ongoing activities including object and parameters of such activities, when initiated, and projected date of completion.

C. Future Development Activities (4-8 paragraphs).

     1. Activities to be undertaken before next report including, but not limited to, the type and object of any studies conducted and their projected starting and completion dates.

     2. Estimated total development time remaining before a product will be commercialized.

D. Changes to initial development plan (2-4 paragraphs).

     1.   Reasons for change.

     2. Variables that may cause additional changes.

E. Items to be provided if applicable:

     1. Information relating to Product that has become publicly available, e.g., published articles, competing products, patents, etc.

     2. Development work being performed by third parties other than Geron to include name of third party, reasons for use of third party, planned future uses of third parties including reasons why and type of work.

     3. Update of competitive information trends in industry, government compliance (if applicable) and market plan.

PLEASE SEND DEVELOPMENT REPORTS TO:

     Wisconsin Alumni Research Foundation
     Attn.: Contract Coordinator
     614 Walnut Street
     P.O. Box 7365
     Madison, WI  53707-7365

                                   APPENDIX E

                                DEVELOPMENT PLAN

        A development plan of the scope outlined below shall be submitted to WARF by Geron within thirty (30) days of the execution of this Agreement. In general, the plan should provide WARF with a summary overview of the activities that Geron believes are necessary to bring Products to the marketplace.

                               Estimated
                               Start Date                           Finish Date
                               ----------                           -----------

I. Development Program

     A.   Development Activities to be Undertaken

          (Please break activities into subunits with the date of completion of major milestones)

          1.

          2.

     B.   Estimated Total Development Time

II. Governmental Approval

     A.   Types of submissions required

     B.   Government agency e.g. FDA, EPA, etc.

III. Proposed Market Approach

IV. Competitive Information

     A.   Potential Competitors

     B.   Potential Competitive Devices/Compositions

     C.   Known Competitor's plans, developments, technical achievements

     D.   Anticipated Date of Product Launch

Total Length: approximately 2-3 pages